Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of PACCAR Inc, a Delaware corporation, hereby severally constitute and appoint M. C. Pigott our true and lawful attorney-in-fact, to sign for us, and in our names in our capacity as director, a Form 10-K on behalf of the Company for the year ending December 31, 2010, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 7th day of December 2010.

/s/ A. J. Carnwath	/s/ J. M. Pigott
A. J. Carnwath	J. M. Pigott
Director, PACCAR Inc	Director, PACCAR Inc

/s/ J. M. Fluke, Jr.	/s/ W. G. Reed, Jr.
J. M. Fluke, Jr.	W. G. Reed, Jr.
Director, PACCAR Inc	Director, PACCAR Inc

/s/ K. S. Hachigian	/s/ G. M. E. Spierkel
K. S. Hachigian	G.M. E. Spierkel
Director, PACCAR Inc	Director, PACCAR Inc

/s/ S. F. Page	/s/ W. R. Staley
S. F. Page	W. R. Staley
Director, PACCAR Inc	Director, PACCAR Inc

/s/ R. T. Parry	/s/ C. R. Willamson
R. T. Parry	C. R. Williamson
Director, PACCAR Inc	Director, PACCAR Inc